                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             PRI Automation, Inc.
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

      Massachusetts                                             04-2495703
--------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

805 Middlesex Turnpike, Billerica, Massachusetts                       01821
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

                             PRI AUTOMATION, INC.
               1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                           (Full title of the plan)

                               Mordechai Wiesler
                            Chief Executive Officer
                             PRI Automation, Inc.
                            805 Middlesex Turnpike
                        Billerica, Massachusetts 01821
                                (508) 663-8555
 -------------------------------------------------------------------------------
                  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                          Robert L. Birnbaum, Esquire
                         Robert W. Sweet, Jr., Esquire
                            Foley, Hoag & Eliot LLP
                            One Post Office Square
                          Boston, Massachusetts 02109
                                (617) 832-1000
--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

Proposed
Title of                            Proposed      Maximum
Securities             Amount       Maximum      Aggregate   Amount of
to be                  to be     Offering Price  Offering   Registration
Registered           Registered    Per Share       Price        Fee
-------------------  ----------  --------------  ---------  ------------

Common Stock         300,000      $50.625(1)   $15,187,500(1)  $4,603(1)
(par value $0.01)    shares
-------------------  ----------

     (1) Estimated pursuant to Rule 457 (c) and (h) based the average of the high and low prices of the Common Stock as reported on the Nasdaq National Stock Market on April 11, 1997.

                   -----------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers 300,000 shares of common stock, par value $.01 per share, issuable pursuant to the Company's 1994 Incentive and Nonqualified Stock Option Plan, in addition to the 905,000 shares of common stock, par value $.01 per share, for which Registration Statements on Form S-8, File Nos. 33-90702 and 333-3408, are already effective.

     The contents of the Company's Registration Statements on Form S-8, File Nos. 33-90702 and 333-3408, as filed with the Securities and Exchange Commission on March 29, 1995 and April 8, 1996, respectively, are incorporated herein by reference.


ITEM 8.  EXHIBITS.

4.3  1994 Incentive and Nonqualified Stock Option Plan, as amended.

5.1  Opinion of Counsel.

23.1 Consent of Independent Accountants.

23.2 Consent of Counsel (included in Exhibit 5.1).

24.1 Power of Attorney (contained on the signature page).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Massachusetts, on this 15th day of April, 1997.

                              PRI AUTOMATION, INC.



                              By:/s/ Mordechai Wiesler
                                 -----------------------
                                Mordechai Wiesler
                                Chief Executive Officer


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mordechai Wiesler and Mitchell G. Tyson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                         Date
---------                  -----                         ----



/s/ Mordechai Wiesler     Chief Executive Officer,   April 15, 1997
---------------------     Treasurer and Director
Mordechai Wiesler           (Principal Executive
                            Officer)

Signature                          Title                          Date
---------                          -----                          ----



/s/ Mitchell G. Tyson            President, Chief             April 15, 1997
---------------------              Operating Officer
Mitchell G. Tyson                  And Director



/s/ Stephen D. Allison           Chief Financial Officer      April 15, 1997
----------------------             (Principal Financial
Stephen D. Allison                 and Accounting Officer)



/s/ Alexander V. d'Arbeloff      Director                     April 15, 1997
---------------------------
Alexander V. d'Arbeloff



/s/ Boruch B. Frusztajer         Director                     April 15, 1997
------------------------
Boruch B. Frusztajer



/s/ Amram Rasiel                 Director                     April 15, 1997
----------------
Amram Rasiel

                                 EXHIBIT INDEX
                                 -------------

Exhibit
   No.       Description                                                    Page
 -------     -----------                                                    ----


4.3          1994 Incentive and Nonqualified Stock Option Plan, as amended

5.1          Opinion of Counsel

23.1         Consent of Independent Accountants

23.2         Consent of Counsel (included in Exhibit 5.1)

24.1         Power of Attorney (contained on the signature page)